Exhibit 10.1i2

                               1993 ADDENDUM
                                     TO
                         ALLIED PHILADELPHIA UNION

                   RETIREMENT SAVINGS AND INVESTMENT PLAN
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     The Allied Philadelphia Union Retirement Savings and Investment Plan
established effective July 1, 1992 by means of the Goodwin, Procter & Hoar Regional Prototype Non-Standard Profit Sharing Section 401(k) Plan Basic Plan Document No. 1, Adoption Agreement 002 and Attachment thereto is hereby further amended as follows:

     1. Effective October 1, 1993, with respect to each Member who elects to make a hardship withdrawal from his Elective Deferral Account, pursuant to
Section 7.06(b) of the Basic Plan Document, in determining that such Member is not able to meet his "Financial Hardship" from any other reasonably available resources, the Plan Administrator may reasonably rely upon the written certification of the Member given in accordance with the regulations promulgated under Section 401(k) of the Code. In addition, Section 7.06(b)(iv) of the Basic Plan is further amended to delete subsections (B) and (D) in their entireties and to renumber subsection (C) as (B).

     2. Effective October 1, 1993, Members shall be permitted to borrow from the Plan pursuant to Section 7.10 of the Basic Plan Document, provided, however, that Members shall not be permitted to borrow from their Matching Accounts or their Employer Accounts.

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     IN WITNESS WHEREOF, the foregoing has been executed by a duly authorized member on behalf of the Tyco Laboratories, Inc. Retirement Committee this 16
                                                                          --
day of December, 1993.
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                              TYCO LABORATORIES, INC. RETIREMENT
                              COMMITTEE



                              By /s/ John A. Helfrich
                                -----------------------------------